                         KEY AUTO FINANCE TRUST 1997-1
            MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  September 1 to September 30, 1998
Distribution Date:  October 15, 1998

Statement for Class A and Class B Noteholders and Certificateholders                              Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                           Class A/Class B
                                                                                                    Certificate Amount
                                                                                               -----------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                          9,764,913.16           32.5497105
          Class A-2 Note  Amount                                                                  0.00            0.0000000
          Class A-3 Note  Amount                                                                  0.00            0.0000000
          Class B  Note  Amount                                                                   0.00            0.0000000
          Certificates  Amount                                                                    0.00            0.0000000


(ii)  Interest Distribution
          Class A-1 Note  Amount                                                            215,262.88            0.7175430
          Class A-2 Note  Amount                                                            332,750.00            5.0416667
          Class A-3 Note  Amount                                                            236,472.63            5.1250000
          Class B  Note  Amount                                                             140,304.00            5.3333333
          Certificates  Amount                                                              112,535.50            6.4166667


(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)        190,377,576.28


(iv)   Class A-1 Notes Balance (end of Collection Period)                                34,391,576.28
        Class A-1 Pool Factor (end of Collection Period)                                                          0.1146386
        Class A-2 Notes Balance (end of Collection Period)                               66,000,000.00
        Class A-2 Pool Factor (end of Collection Period)                                                          1.0000000
        Class A-3 Notes Balance (end of Collection Period)                               46,141,000.00
        Class A-3 Pool Factor (end of Collection Period)                                                          1.0000000
        Class B Notes Balance (end of Collection Period)                                 26,307,000.00
        Class B Pool Factor (end of Collection Period)                                                            1.0000000
        Certificates Balance (end of Collection Period)                                  17,538,000.00
        Certificates Pool Factor (end of Collection Period)                                                       1.0000000


(v)  Basic Servicing Fee                                                                    166,785.41            0.3657687


(vi)   Aggregate Net Losses                                                                 372,007.36

(vii)   Reserve Account Balance after Giving Effect to Payments                           6,839,790.00
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments                 6,839,790.00
       Made on Distribution Date
        Draws on Reserve Account                                                                  0.00
        Deposits to Reserve Account                                                               0.00

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                                    Page 1
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                         KEY AUTO FINANCE TRUST 1997-1
            MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  September 1 to September 30, 1998
Distribution Date:  October 15, 1998

Statement for Class A and Class B Noteholders and Certificateholders                              Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                           Class A/Class B


(viii)  Class A-1 Notes Interest Carryover Shortfall                                              0.00            0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                             0.00            0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                             0.00            0.0000000
         Class B Notes Interest Carryover Shortfall                                               0.00            0.0000000
         Certificates Interest Carryover Shortfall                                                0.00            0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                            0.00            0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                            0.00            0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                            0.00            0.0000000
         Class B Notes Principal Carryover Shortfall                                              0.00            0.0000000
         Certificates Principal Carryover Shortfall                                               0.00            0.0000000


(ix)  Additional Principal Distributable Amount                                                   0.00

(x)    Aggregate Purchase Amount of Receivables Repurchased by the Seller                         0.00
       or purchased by Servicer

(xi)  Delinquent Contracts

                                                                                            Number             Balance
                                                                             -----------------------------------------------------
           30-59 Days                                                                        555                 5,445,861.86
           60-89 Days                                                                        147                 1,352,083.85
           90 Days or More                                                                   171                 1,394,277.03


ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:

Weighted Average Coupon of Remaining Portfolio (WAC)                                         0.1287540
Weighted Average Remaining Term of Remaining Portfolio                                      38.7283930

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                                0.0024028
     (ii)  Preceding Collection Period                                                       0.0031378
     (iii) Current Collection Period                                                         0.0018587
     (vi)  Three Month Average                                                               0.0024664

Ending Portfolio Balance                                                                190,377,576.28





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